Exhibit 99a
[Allegheny Energy Company Logo]
NEWS RELEASE

For Media, contact:
Cynthia A. Shoop
Vice President, Corporate Communications
10435 Downsville Pike
Hagerstown, MD 21740-1766
Phone: 301-665-2718
Media Hotline: 1-888-233-3583
E-Mail: cshoop@alleghenyenergy.com

For Investor Relations, contact: Gregory L. Fries General Manager, Investor Relations 10435 Downsville Pike Hagerstown, MD 21740-1766 Phone: (301) 665-2713 E-Mail: gfries@alleghenyenergy.com
M. Beth Straka General Manager, Investor Relations 4350 Northern Pike Monroeville, PA 15146-2841 Phone: (412) 856-3731 E-Mail: mstraka@alleghenyenergy.com
FOR IMMEDIATE RELEASE Allegheny Energy Names Joseph H. Richardson President, Allegheny Power

          Hagerstown, Md., August 19, 2003 - Allegheny Energy, Inc. (NYSE: AYE) announced today that Joseph H. Richardson, formerly President and Chief Executive Officer of Florida Power Corporation, has been named President of Allegheny Power, the Company's energy delivery business, effective August 25, 2003. Mr. Richardson will report to Jay S. Pifer, Chief Operating Officer of Allegheny Energy.

          Paul J. Evanson, Allegheny Energy's Chairman, President, and Chief Executive Officer, said, "We welcome Joe to the senior management team of Allegheny Energy. He brings a wealth of knowledge, expertise in operational excellence, and strong management skills to the Company. I am confident that Joe, working closely with Jay Pifer, will be able to build on Allegheny Power's solid foundation and strong tradition of exceptional quality service that our customers have come to expect from us."

          Mr. Richardson joins Allegheny with extensive leadership experience in the energy industry. Since 2002, Mr. Richardson has served as President and Chief Executive Officer of Global Energy Group, a company that specializes in developing and patenting technology to improve energy efficiency. Prior to that, he spent most of his career with Florida Power Corporation, having held the positions of President, Chief Executive Officer, and Chief Operating Officer for the last five years of his tenure.

          He received his Juris Doctorate degree, with high honors, from Florida State University's College of Law and earned a Bachelor of Arts degree in economics from Cornell University. Mr. Richardson has served as a director for the Edison Electric Institute, the Florida Chamber of Commerce, the Pinellas County Education Foundation, and the Tampa Bay Partnership and was also a trustee for the North American Electric Reliability Council.

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          Consistent with the revised New York Stock Exchange listing standards recently approved by the U.S. Securities and Exchange Commission (SEC), Allegheny Energy stated that Mr. Richardson will receive an inducement award of 50,000 stock units on January 2, 2004. The number of units is subject to upward adjustment, based on Allegheny Energy's stock price, pursuant to a formula summarized in a report on Form 8-K, which Allegheny Energy is filing with the SEC. One-fifth of the units vest on each of August 25, 2004, August 25, 2005, August 25, 2006, August 25, 2007, and August 25, 2008. Payment of the units will be made in either shares of Allegheny Energy stock or in cash, as will be determined by the Company.

          With headquarters in Hagerstown, Md., Allegheny Energy is an integrated energy company with a balanced portfolio of businesses, including Allegheny Energy Supply, which owns and operates electric generating facilities and supplies energy and energy-related commodities; and Allegheny Power, which delivers low-cost, reliable electric and natural gas service to about three million people in Maryland, Ohio, Pennsylvania, Virginia, and West Virginia. More information about the Company is available at www.alleghenyenergy.com.

          Certain statements contained herein constitute forward-looking statements with respect to Allegheny Energy, Inc. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Allegheny Energy to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors may affect Allegheny Energy's operations, markets, products, services, prices, capital expenditures, development activities, and future plans. Such factors include, among others, the following: changes in general, economic, and business conditions; changes in the price of electricity and natural gas; changes in industry capacity; changes in technology; changes in financial and capital market conditions; changes in political and social conditions, deregulation activities and the movement toward competition in the states served by our operations; the effect of regulatory and legislative decisions; regulatory approvals and conditions; the loss of any significant customers; litigation; and changes in business strategy or business plans.

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